UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF l934

Day One Biopharmaceuticals Holding Company, LLC*

(Exact name of Registrant as specified in its charter)

Delaware	83-2415215
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

395 Oyster Point Blvd., Suite 217 South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-255754

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

* Day One Biopharmaceuticals Holding Company, LLC, a limited liability company organized under the laws of Delaware, is the registrant filing this Registration Statement with the Securities and Exchange Commission. Prior to the listing on The Nasdaq Stock Market LLC, Day One Biopharmaceuticals Holding Company, LLC will be converted into a corporation organized under the laws of Delaware, pursuant to the Delaware Limited Liability Company Act Section 18-216 and the General Corporation Law of the State of Delaware Section 265 and renamed Day One Biopharmaceuticals, Inc. The common stock to be listed on The Nasdaq Stock Market LLC and referred to herein are securities of Day One Biopharmaceuticals, Inc.

Item 1.	Description of Registrant’s Securities to be Registered.

Day One Biopharmaceuticals, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.0001 per share, to be registered hereunder, contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-255754) as originally filed with the Securities and Exchange Commission (the “Commission”) on May 4, 2021, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 24, 2021

DAY ONE BIOPHARMACEUTICALS HOLDING COMPANY, LLC

By:	/s/ Jeremy Bender, Ph.D., M.B.A.
Name:	Jeremy Bender, Ph.D., M.B.A.
Title:	Chief Executive Officer